Exhibit 99.1

For Immediate Release	Contact: Ralph A. Beattie
972/770-5600

CAPITAL SENIOR LIVING CORPORATION
REPORTS THIRD QUARTER 2008 RESULTS
DALLAS – (BUSINESS WIRE) – November 4, 2008 – Capital Senior Living Corporation (NYSE:CSU), one of the country’s largest operators of senior living communities, today announced operating results for the third quarter of 2008. Company highlights for the third quarter include:
Financial Highlights
•	Resident revenue of $43.2 million increased $1.3 million or approximately 3 percent from the third quarter of 2007.

•	Third quarter 2008 net income was $1.2 million or $0.05 per diluted share versus $1.4 million or $0.05 per diluted share in the third quarter of the prior year.

•	Adjusted EBITDAR (income from operations plus depreciation and amortization and facility lease expense) was $14.3 million versus $14.1 million in the prior year period.

•	Adjusted EBITDAR margin of 29.9 percent improved 40 basis points from the third quarter of 2007.

•	Adjusted cash earnings (net income plus depreciation and amortization) for the third quarter of 2008 were $4.3 million or $0.16 per diluted share versus $4.2 million or $0.16 per diluted share for the third quarter of 2007.
Operational Highlights
•	Average physical occupancy rate for the 57 stabilized communities was 89 percent.

•	Operating margins (before property taxes, insurance and management fees) were 47.7 percent in stabilized independent and assisted living communities.

•	At communities under management, excluding the four communities undergoing conversions, same-store revenue increased 2.9 percent versus the third quarter of 2007 as a result of a 5.3 percent increase in average monthly rent. Same-community expenses increased 2.7 percent and net income increased 3.2 percent from the comparable period of the prior year.
“We continue to focus on increasing shareholder value through the successful execution of our 2008 Business Plan,” said James A. Stroud, Chairman of the Company. “Despite a challenging operating environment, year-over-year results include an increase in resident revenues of 3 percent and a 40 basis point improvement in EBITDAR margin.”

CAPITAL/Page 2
OPERATING AND FINANCIAL RESULTS
For the third quarter of 2008, the Company reported revenue of $47.7 million, compared to revenue of $47.8 million in the third quarter of 2007. Resident and healthcare revenue increased from the third quarter of the prior year by approximately $1.3 million, or 3 percent. The number of consolidated communities increased from 49 in the third quarter of 2007 to 50 in the third quarter of 2008 with the addition of the Whitley Place community which was leased on January 31, 2008.
Financial occupancy of the consolidated portfolio averaged 85.7 percent in the third quarter of 2008 with an average monthly rent of $2,491 per occupied unit. Excluding four communities with units being converted to higher levels of care, financial occupancy of the consolidated portfolio averaged 87.6 percent.
Unaffiliated management services revenue decreased by $0.7 million in the third quarter of 2008 compared to the third quarter of 2007. The third quarter of 2007 included the recovery of management fees of $0.4 million from the Covenant Group of Texas, Inc. and the reduction of a contingent note payable to Covenant of $0.3 million under the provisions of the purchase and sale agreement.
Affiliated management services revenue increased from $0.9 million in the third quarter of 2007 to $1.0 million in the third quarter of 2008, due to development and pre-marketing fees earned on three communities in joint ventures.
Revenues under management increased approximately 1 percent to $55.7 million in the third quarter of 2008 from $55.0 million in the third quarter of 2007. Revenues under management includes revenue generated by the Company’s consolidated communities, communities owned in joint ventures and communities owned by third parties that are managed by the Company. There were 65 communities under management in the third quarter of 2008 compared to 64 communities under management in the third quarter of 2007.
Operating expenses increased by $1.0 million or 4 percent from the third quarter of 2007. As a percentage of resident and healthcare revenues, operating expenses were 63.2 percent. On a same-store basis, food costs in the third quarter of 2008 increased 3 percent from the third quarter of 2007, while labor costs increased 2 percent and utilities increased 7 percent, primarily due to an unusually hot summer in Texas.
General and administrative expenses of $2.4 million were $0.5 million below the third quarter of the prior year due to a decrease in health insurance claims and a reduction in accrued bonus expense. The Company is self-insured for the costs of employee and dependent medical benefits and purchases stop-loss protection on an individual and aggregate basis. Claims during the quarter came back into line after an unusually high level of expenses in the second quarter this year. As a percentage of revenues under management, general and administrative expenses were 4.3 percent in the third quarter of 2008, compared to 5.2 percent in the third quarter of 2007.

CAPITAL/Page 3
Facility lease expenses were $6.3 million in the third quarter of 2008, approximately $0.3 million higher than the third quarter of 2007, reflecting 25 leased communities this quarter versus 24 last year, along with increases in contingent rent. The Company has reclassified the amortization of deferred gains on sale leaseback transactions from gain on sale of assets to a reduction of facility lease expense to better conform with industry practice.
Depreciation and amortization expense increased $0.3 million from the third quarter of the prior year, as a result of capital improvements at certain of the Company’s owned and leased facilities along with depreciation incurred on new information systems which became operational at the beginning of this year.
Adjusted EBITDAR for the third quarter of 2008 was approximately $14.3 million, an increase from $14.1 million in the third quarter of 2007. Adjusted EBITDAR margin was 29.9 percent for the period, a 40 basis point improvement from the comparable period of the prior year.
Interest income was $0.1 million in the current quarter as the Company earned interest on cash balances and lease deposits. Interest expense was $3.1 million in the third quarter of 2008, compared to $3.2 million in the third quarter of 2007, reflecting lower debt outstanding due to principal amortization.
The Company reported a pre-tax profit of approximately $2.0 million in the third quarter of 2008 compared to a pre-tax profit of approximately $2.2 million in the third quarter of 2007. The Company reported net income of $1.2 million or $0.05 per diluted share in the third quarter of 2008 versus net income of $1.4 million or $0.05 per diluted share in the third quarter of 2007.
Adjusted cash earnings (net income plus depreciation and amortization) were $4.3 million or $0.16 per diluted share in the third quarter of 2008, versus $4.2 million or $0.16 per diluted share in the third quarter of 2007.
For the first nine months of 2008, the Company produced revenue of $145.3 million, compared to revenue of $140.9 million in the first nine months of 2007, an increase of $4.4 million or approximately 3 percent. Adjusted EBITDAR for the first nine months of 2008 was $42.9 million, an increase of $2.2 million or 6 percent from the $40.7 million reported for the first nine months of 2007.
The Company’s results improved from net income of $3.1 million or $0.11 per diluted share in the first nine months of 2007 to net income of $3.9 million or $0.15 per diluted share in the first nine months of 2008. With the adjustments listed on the non-GAAP reconciliation attachment, earnings per diluted share improved from $0.13 in the first nine months of 2007 to $0.15 in the first nine months of 2008. Cash earnings on this basis grew from $11.9 million, or $0.45 per diluted share, in the first nine months of 2007 to $13.3 million, or $0.50 per diluted share, in the first nine months of 2008.

CAPITAL/Page 4
“Our communities offer seniors quality housing with supportive services at affordable rates,” said Lawrence A. Cohen, Chief Executive Officer. “We grew occupancy, increased rents and controlled expenses in the third quarter. We continue to implement our 2008 Business Plan with a focus on increasing capacity and levels of care to meet the needs of our residents, along with steady improvement in cash flow.”
CAPITAL OVERVIEW AND FINANCING
Capital expenditures in the third quarter of 2008 were approximately $2.1 million. Of this amount, approximately $1.3 million represented maintenance spending at the property level. If annualized, this rate of spending would equal approximately $758 per unit.
The Company ended the quarter with approximately $28.0 million of cash and cash equivalents and approximately $186.7 million of mortgage debt at fixed interest rates averaging approximately 6.1 percent. With the exception of a $4.8 million mortgage maturing in September of 2009, the next closest maturity is July of 2015.
RECENT DEVELOPMENTS
On May 29, 2008, the Company announced that a Special Committee of its Board of Directors had engaged Banc of America Securities LLC (“BAS”) as its financial advisor to assist the Special Committee in exploring and considering a range of strategic alternatives for the Company. BAS is a nationally recognized investment banking firm with expertise in the senior living industry and is prominent in both healthcare and real estate.
3Q08 CONFERENCE CALL INFORMATION
The Company will host a conference call with senior management to discuss the Company’s third quarter 2008 financial results. The call will be held on Wednesday, November 5, 2008 at 11:00 a.m. Eastern Time.
The call-in number is 913-312-0962, confirmation code 6407804. A link to a simultaneous webcast of the teleconference will be available at www.capitalsenior.com through Windows Media Player or RealPlayer. To pre-check your system compatibility prior to our event go to this link: http://www.investorcalendar.com/aboutus/HelpDesk.asp
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting November 5, 2008 at 2:00 pm Eastern Time, until November 12, 2008 at 8:00 p.m. Eastern Time. To access the conference call replay, call 719-457-0820, confirmation code 6407804. The conference call will also be made available for playback via the Company’s corporate website, www.capitalsenior.com, and will be available until the next earnings release date.

CAPITAL/Page 5
ABOUT THE COMPANY
Capital Senior Living Corporation is one of the nation’s largest operators of residential communities for senior adults. The Company’s operating philosophy emphasizes a continuum of care, which integrates independent living, assisted living and home care services, to provide residents the opportunity to age in place.
The Company currently operates 65 senior living communities in 23 states with an aggregate capacity of approximately 9,600 residents, including 38 senior living communities which the Company owns or in which the Company has an ownership interest, 25 leased communities and 2 communities it manages for third parties. In the communities operated by the Company, 69 percent of residents live independently, 24 percent of residents require assistance with activities of daily living and 7 percent of residents live in continuing care retirement communities.
The forward-looking statements in this release are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company’s ability to find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensure, availability of insurance at commercially reasonable rates, and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission.
This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including adjusted EBITDAR, cash earnings, cash earnings per share and other items. The Company believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included as an attachment to this release.
Contact Ralph A. Beattie, Chief Financial Officer, at 972-770-5600 for more information.

CAPITAL/Page 6
CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,047	$23,359
Accounts receivable, net	5,018	3,232
Accounts receivable from affiliates	1,426	846
Federal and state income taxes receivable	878	2,084
Deferred taxes	960	996
Assets held for sale	354	1,011
Property tax and insurance deposits	8,771	7,860
Prepaid expenses and other	2,396	4,526

Total current assets	47,850	43,914
Property and equipment, net	306,672	310,442
Deferred taxes	12,143	12,824
Investments in limited partnerships	7,243	6,199
Other assets, net	15,822	16,674

Total assets	$389,730	$390,053

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,836	$1,201
Accrued expenses	13,236	13,561
Current portion of notes payable	12,803	9,035
Current portion of deferred income	5,715	5,174
Customer deposits	1,720	2,024

Total current liabilities	35,310	30,995
Deferred income	20,834	23,168
Notes payable, net of current portion	178,444	185,733
Commitments and contingencies Shareholders’ equity:
Preferred stock, $.01 par value:
Authorized shares — 15,000; no shares issued or outstanding	—	—
Common stock, $.01 par value:
Authorized shares — 65,000; issued and outstanding shares 26,681 and 26,596 in 2008 and 2007, respectively	267	266
Additional paid-in capital	130,205	129,159
Retained earnings	24,670	20,732

Total shareholders’ equity	155,142	150,157

Total liabilities and shareholders’ equity	$389,730	$390,053

CAPITAL/Page 7
CAPITAL SENIOR LIVING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Resident and health care revenue	$43,224	$41,910	$128,795	$124,842
Unaffiliated management services revenue	52	778	140	939
Affiliated management services revenue	1,011	864	4,180	2,035
Community reimbursement revenue	3,430	4,206	12,151	13,049

Total revenues	47,717	47,758	145,266	140,865
Expenses:
Operating expenses (exclusive of facility lease expense and depreciation and amortization expense shown below)	27,320	26,344	80,191	77,263
General and administrative expenses	2,405	2,880	9,733	9,180
Facility lease expense	6,319	6,037	18,774	17,754
Stock-based compensation expense	293	283	786	763
Depreciation and amortization	3,143	2,835	9,258	8,361
Community reimbursement expense	3,430	4,206	12,151	13,049

Total expenses	42,910	42,585	130,893	126,370

Income from operations	4,807	5,173	14,373	14,495
Other income (expense):
Interest income	140	154	363	509
Interest expense	(3,066)	(3,160)	(9,172)	(9,615)
(Loss) gain on sale of assets	—	(8)	596	74
Write-off of deferred loan costs	—	—	—	(538)
Other income (expense)	75	(8)	227	(61)

Income before provision for income taxes	1,956	2,151	6,387	4,864
Provision for income taxes	(754)	(784)	(2,449)	(1,807)

Net income	$1,202	$1,367	$3,938	$3,057

Per share data:
Basic net income per share	$0.05	$0.05	$0.15	$0.12

Diluted net income per share	$0.05	$0.05	$0.15	$0.11

Weighted average shares outstanding — basic	26,396	26,201	26,362	26,177

Weighted average shares outstanding — diluted	26,705	26,593	26,667	26,641

CAPITAL/Page 8
Capital Senior Living Corporation
Supplemental Information

	Communities		Resident Capacity		Units
	Q3 08	Q3 07	Q3 08	Q3 07	Q3 08	Q3 07
Portfolio Data
I. Community Ownership / Management
Consolidated communities
Owned	25	25	3,926	3,926	3,503	3,503
Leased	25	24	3,775	3,710	3,152	3,105
Joint Venture communities (equity method)	13	12	1,602	1,406	1,367	1,221
Third party communities managed	2	3	294	502	239	408

Total	65	64	9,597	9,544	8,261	8,237
Independent living			6,656	6,713	5,670	5,738
Assisted living			2,286	2,176	1,973	1,881
Continuing Care Retirement Communities			655	655	618	618

Total			9,597	9,544	8,261	8,237

II. Percentage of Operating Portfolio
Consolidated communities
Owned	38.5%	39.1%	40.9%	41.1%	42.4%	42.5%
Leased	38.5%	37.5%	39.3%	38.9%	38.2%	37.7%
Joint venture communities (equity method)	20.0%	18.8%	16.7%	14.7%	16.5%	14.8%
Third party communities managed	3.1%	4.7%	3.1%	5.3%	2.9%	5.0%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Independent living			69.4%	70.3%	68.6%	69.7%
Assisted living			23.8%	22.8%	23.9%	22.8%
Continuing Care Retirement Communities			6.8%	6.9%	7.5%	7.5%

Total			100.0%	100.0%	100.0%	100.0%
Selected Operating Results
I. Consolidated communities
Number of communities	50	49
Resident capacity	7,701	7,636
Unit capacity	6,655	6,608
Financial occupancy (1)	85.7%	88.5%
Revenue (in millions)	43.1	41.8
Operating expenses (in millions) (2)	24.5	23.4
Operating margin	43%	44%
Average monthly rent	2,491	2,356
II. Waterford / Wellington communities
Number of communities	17	17
Resident capacity	2,426	2,426
Unit capacity	2,132	2,132
Financial occupancy (1)	89.4%	91.5%
Revenue (in millions)	11.9	11.6
Operating expenses (in millions) (2)	6.7	6.4
Operating margin	44%	45%
Average monthly rent	2,089	1,988
III. Communities under management
Number of communities	65	64
Resident capacity	9,597	9,544
Unit capacity	8,261	8,237
Financial occupancy (1)	84.9%	88.9%
Revenue (in millions)	55.7	55.0
Operating expenses (in millions) (2)	30.9	30.0
Operating margin	45%	45%
Average monthly rent	2,636	2,478
IV. Same Store communities under management (excluding 4 communities with conversions)
Number of communities	59	59
Resident capacity	8,680	8,680
Unit capacity	7,485	7,485
Financial occupancy (1)	87.7%	90.4%
Revenue (in millions)	52.1	50.7
Operating expenses (in millions) (2)	28.8	27.7
Operating margin	45%	45%
Average monthly rent	2,630	2,498

CAPITAL/Page 9

	Communities		Resident Capacity		Units
	Q3 08	Q3 07	Q3 08	Q3 07	Q3 08	Q3 07
V. General and Administrative expenses as a percent of Total Revenues under Management
Third Quarter (3)	4.3%	5.2%
First Nine Months of 2008 (3)	5.5%	5.5%
VI. Consolidated Debt Information (in thousands, except for interest rates) Excludes insurance premium financing
Fixed rate debt	186,688	189,862
Total debt	186,688	189,862

Weighted average interest rate	6.1%	6.1%

(1)	- Financial occupancy represents actual days occupied divided by total number of available days during the month of the quarter.

(2)	- Excludes management fees, insurance and property taxes.

(3)	- Excludes due diligence costs which were written off when a potential acquisition was terminated and costs incurred to avoid a proxy contest.

CAPITAL/Page 10
CAPITAL SENIOR LIVING CORPORATION
NON-GAAP RECONCILIATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Adjusted EBITDAR
Net income from operations	$4,807	$5,173	$14,343	$14,495
Depreciation and amortization expense	3,143	2,835	9,258	8,361
Facility lease expense	6,319	6,037	18,774	17,754
Unusual legal/proxy costs	2	26	180	63
Write-off of Hearthstone acquisition costs	—	—	375	—

Adjusted EBITDAR	$14,271	$14,071	$42,930	$40,673

Adjusted EBITDAR Margin
Adjusted EBITDAR	$14,271	$14,071	$42,930	$40,673
Total revenues	47,717	47,758	145,266	140,865

Adjusted EBITDAR margin	29.9%	29.5%	29.6%	28.9%

Adjusted net income and net income per share
Net income	$1,202	$1,367	$3,938	$3,057
Unusual legal/proxy costs, net of tax	1	17	111	40
Write-off of Hearthstone acquisition costs, net of tax	—	—	231	—
Asset held for sale impairment, net of tax	—	—	83	—
Loss (gain) on sale of assets, net of tax	—	5	(368)	(46)
Joint venture noncash charge, net of tax	—	—	—	156
Write-off deferred loan costs, net of tax	—	—	—	338

Adjust net income	$1,203	$1,389	$3,995	$3,545

Adjusted net income per share	$0.05	$0.05	$0.15	$0.13

Diluted shares outstanding	26,705	26,593	26,667	26,641

Adjusted cash earnings and cash earnings per share
Net income	$1,202	$1,367	$3,938	$3,057
Depreciation and amortization expense	3,143	2,835	9,258	8,361
Unusual legal/proxy costs, net of tax	1	17	111	40
Write-off of Hearthstone acquisition costs, net of tax	—	—	231	—
Asset held for sale impairment, net of tax	—	—	83	—
Loss (gain) on sale of assets, net of tax	—	5	(368)	(46)
Joint venture noncash charge, net of tax	—	—	—	156
Write-off deferred loan costs, net of tax	—	—	—	338

Adjusted cash earnings	$4,346	$4,224	$13,253	$11,906

Adjusted cash earnings per share	$0.16	$0.16	$0.50	$0.45

Diluted shares outstanding	26,705	26,593	26,667	26,641

Adjusted pretax income
Pretax income as reported	$1,956	$2,151	$6,387	$4,864
Unusual legal/proxy costs	2	26	180	63
Write-off of Hearthstone acquisition costs	—	—	375	—
Asset held for sale impairment	—	—	134	—
Loss (gain) on sale of assets	—	8	(596)	(74)
Joint venture noncash charge	—	—	—	248
Write-off deferred loan costs	—	—	—	538

Adjusted pretax income	$1,958	$2,185	$6,480	$5,639

#########